CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Narragansett Insured Tax-Free Income Fund and to the use of our reports dated August 27, 2008 on the financial statements and financial highlights of Narragansett Insured Tax-Free Income Fund. Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                      TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 23, 2008